(English Translation)

Exhibit 10.4

Contract for Data Integration Project of Phase I of
Management Information System of Land Resource and Housing Affairs in Beijing

Party A:
Education and Information Center of Beijing Municipal Bureau of State Land and Resources
Party B:
Beijing Institute of Surveying and Mapping
Beijing PKU Chinafront Technology Co., Ltd.
Supervision Party:
Beijing Taiji Kensijie Information System Consulting Co., Ltd.
Date: July 2004

In order to build the Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, promote establishment of Management Information System of State Land, Resources and Housing Affairs and perfect the database of Management Information System of State Land, Resources and Housing Affairs, the Education and Information Center of the Beijing Municipal Bureau of State Land and Resources (Party A to the Contract, hereinafter referred to as Party A) hereby assign Beijing Institute of Surveying and Mapping and Beijing PKU Chinafront Technology Co., Ltd. (collectively Party B to the Contract, hereinafter referred to as Party B) to undertake the project of Data Integration of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs (Phase I). According to relevant regulations and requirements, supervision shall be carried out during this project and Beijing Taiji Kensijie Information System Consulting Co., Ltd. is hereby appointed to be the supervision unit of the project (Supervision Party to the Contract, hereinafter referred to as the Supervision Party). This Contract is made by and between Party A, Party B and the Supervision Party through friendly negotiation.

Article 1 Objectives and tasks

1.
Complete establishment of Beijing Basic Space Information Database based upon Beijing municipal basic space information data provided by Beijing Information Resource Management Center and Beijing Institute of Surveying and Mapping.

2.
Complete conversion of the second land utilization status data of Beijing at the scale of 1:10000 for smooth input into ArcGIS Space Database; complete storage of urban land cadastre at the scale of 1:500; carry out space digitalization and storage of management information transferred by the land utilization center as agreed since 2000. Carry out necessary processing and integration against the above land management business information and then create and expand the Beijing Municipal Basic Information Database of Land Management.

3.
Conduct space digitalization and storage of housing census profiles of 3.5 million workers; carry out space digitalization and storage of registration data of real estate ownership in Beijing Municipal Housing Land Ownership Registration Business Center. Finish building the Beijing Municipal Basic Information Database of Real Estate Ownership Management based upon trade information of real estate, registration information of real estate ownership and housing census profile information.

Article 2 Requirements on quality, submittal of achievement and time of completion

1.	Requirements on quality

Build the Beijing Municipal Management Information System of State Land, Resources and Housing Affairs with GIS technology and database technology and satisfy those data utilization requirements imposed by the Land Management Information System and the Housing Management System.

2.	Submittal of achievement

(1)	Beijing municipal basic space information data;

(2)	Beijing municipal basic information data on land management;

(3)	Beijing municipal basic information data on housing ownership management.

3.	Time of completion

It is required in this Contract that:

(1) Beijing Basic Space Information Database be completed on and before August 31, 2004.

(2) Beijing Basic Information Database of Land Management be completed on and before December 31, 2004.

(3) Beijing Basic Information Database of Housing Land Ownership Management be completed on and before November 31, 2004.

Article 3 Organization management and rights and obligations of each party

1. Party B shall, according to the working scheme examined by Party A, organize implementation of the project and accomplish those tasks specified in the Contract. During performance of this Contract, any and all national laws and regulations as well as current existing technological and quality standards shall be strictly complied with.

2. Party B shall strengthen communication and closely coordinate and collaborate with local competent departments in land and real estate and complete relevant works with reference to those requirements and regulations herein.

3. Party A shall assign the Supervision Party to carry out surveillance and inspection on the progress and quality of the project; Party B shall be obliged to address such inquiry related to this project proposed by the Supervision Party and report to the other party on an actual basis according to project management requirements imposed by Party A and the Supervision Party.

4. Party A shall conduct surveillance and inspection on the progress and quality of the project; Party B shall be obliged to address such inquiry related to this project proposed by Party A and, according to project management requirements of Party A, prepare a real project progress report as scheduled and provide relevant technical material as well as temporary achievement.

5. Party B shall submit to Party A any and all achievements specified herein on and before the termination of the Contract.

6. Party A shall pay project funds as scheduled and implement specific management and separate accounting. Party B shall prepare a project budget according to Party A’s requirements.

7. Upon completion of the project, Party A and the Supervision Party shall timely conduct examination and acceptance and deliver the Examination and Acceptance Letter to Party B.

Article 4 Terms of payment

1. Party A shall pay Party B total costs of the project, namely RMB ten million yuan only (RMB 10,000,000 yuan). See Attachment I to this Contract, Price List, for detailed item prices.

2. Party B shall pay the Supervision Party three percent (3%) of total costs of the project, namely RMB three hundred thousand yuan only (RMB 300,000 yuan).

3. Terms of payment:

(1) Within thirty (30) days after the signing date, Party A shall pay thirty percent (30%) of total contract price in Check, namely RMB three million yuan only (RMB 3,000,000 yuan) to Party B.

(2) Within thirty (30) days after completion of Data Integration Phase I and qualification for acceptance, Party A shall pay thirty percent (30%) of total contract price in Check, namely RMB three million yuan only (RMB 3,000,000 yuan) to Party B.

(3) Within thirty (30) days after completion of Data Integration and overall qualification for acceptance, Party A shall pay thirty-five percent (35%) of total contract price in Check, namely RMB three million and five hundred thousand yuan only (RMB 3,500,000 yuan) to Party B.

(4) Within twelve (12) months after overall acceptance of Data Integration, Party A plans to pay five percent (5%) of total contract price in Check, namely RMB five hundred thousand yuan only (RMB 500,000 yuan) to Party B.

(5) Within thirty (30) days after the signing date, Party A shall make a lump-sum payment of the supervision fee to the Supervision Party, namely RMB three hundred thousand yuan only (RMB 300,000 yuan).

Since this project is a project invested by the government, Party B fully understands and undertakes that both progress and quality will also be guaranteed by its own funding capability in case that the funds from the government can not be in place in time.

Article 5 Validation, change and termination of the Contract

1. This Contract shall become effective as of the execution date by three parties.

2. Any party to this contract requiring change or terminate this Contract shall negotiate and solve with the other party with thirty (30) days prior written notice.

3. In case that this Contract becomes non-executable due to Force Majeure including natural disaster and national adjustment in plan or policy, this Contract shall be changed or terminated through mutual negotiation by three parties.

Article 6 Terms of execution

This Contract shall be executed from the signing date to December 31, 2004 in Beijing.

Article 7 Attachments to this Contract

1. Building Scheme for Data Integration Project of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs (Phase I);

2. Information License and Confidentiality Agreement of Beijing Municipal State Land, Resource and Housing Affairs;

3. Power of Attorney on Supervision of the Project of Data Integration of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs (Phase I);

4. Contract Budget.

Article 8 Miscellaneous

1. This Contract shall be made in eight originals and four copies, all of which are equally binding. Each of Party A, Party B and the Supervision Party shall hold two originals respectively and Party A shall making registration with four copies of the Contract.

2. For any matters not mention herein, supplementary terms and conditions shall be added into the Contract through mutual negotiation by three parties and form part of the Contract.

3. Any and all attachments hereof shall form part of the Contract and be equally effective.

Party A: Education and Information Center of Beijing Municipal Bureau of State Land and Resources (seal)	Party B: Beijing Institute of Surveying and Mapping (seal)
Legal representative: (signature)	Legal representative: (signature)

Authorized signatory: (signature)	Authorized signatory: (signature)

Address: 2 Hepingli North Street, Dongcheng District, Beijing, P. R. China	Address: 15 Yangfangdian Road, Haidian District, Beijing, P. R. China
Bank:	Bank: Yangfangdian Office of China Agricultural Bank Shijingshan Branch
Account No.:	Account No.: 030701040000405
Post code: 100013	Post code: 100098
Tel: 86 10 64409797	Tel: 86 10 63985887
Fax: 86 10 64409803	Fax: 86 10 63963144
Date: July 26, 2004	Date: July 26, 2004

Party A: Beijing PKU Chinafront Technology Co., Ltd. (seal)	Party B: Beijing Taiji Kensiji Information System Consulting Co., Ltd (seal)
Legal representative: (signature)	Legal representative: (signature)

Authorized signatory: (signature)	Authorized signatory: (signature)

Address: Room 717, Tower B, E-wing Center, 113 Zhichun Road, Haidian District, Beijing, P. R. China	Address: 211 North 4th Ring Road Middle, Haidian District, Beijing, P. R. China
Bank: Beijing Commercial Bank Zhongguancun Sci-tech Park Branch	Bank: China CITIC Bank Shangdi Branch
Account No.: 400120105023644	Account No.: 7112810182600012198
Post code: 100086	Post code: 100083
Tel: 86 10 82671299	Tel: 86 10 51615624
Fax: 86 10 62637657	Fax: 86 10 51615062
Date: July 26, 2004	Date: July 26, 2004
Signed at Beijing Municipal Bureau of State Land and Resources